UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2004

BEA SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

0-22369	77-0394711
(Commission File Number)	(I.R.S. Employer Identification No.)

2315 North First Street, San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

(408) 570-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On April 5, 2004, Robert L. Joss resigned as a director of the Registrant, and he will not stand for re-election to the board of directors of the Registrant. Mr. Joss’ resignation was not because of any disagreement with the Registrant or any matter relating to Registrant’s operations, policies or practices, nor did Mr. Joss furnish the Registrant with a letter describing any disagreement or requesting that any matter be disclosed. In accordance with the Amended and Restated Bylaws of the Registrant, subsequent to Mr. Joss’ resignation, the authorized number of directors of the Registrant has been reduced from nine to eight.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.
(the Registrant)

By:	/s/ William M. Klein
William M. Klein
Executive Vice President and Chief Financial Officer

Dated: April 12, 2004